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EXHIBIT 23.2

CONSENT OF ARTHUR ANDERSEN, INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the incorporation by reference in this registration statement (Form S-8) pertaining to the 2001 Equity Incentive Plan of our report dated March 24, 1999 with respect to the financial statements of Airtech plc as of December 31, 1998 and 1997 and for the years then ended included in the Annual Report of REMEC, Inc. (Form 10-K) for the year ended January 31, 2001 filed with the Securities and Exchange Commission on April 23, 2001.

/s/ Arthur Andersen

Arthur Andersen
Chartered Accountants
St. Albans, England
7 August 2001

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CONSENT OF ARTHUR ANDERSEN, INDEPENDENT AUDITORS